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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-11 of
(1) our reports dated February 24, 1998 on our audits of the consolidated financial statements and financial statement schedule of Corporate Office Properties Trust, Inc.; and (2) our report dated December 5, 1997 on our audit of the combined financial statements of The Office Properties. We also consent to the reference to our firm under the caption "EXPERTS".

/s/COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
March 31, 1998